Exhibit 1.2

Pricing Agreement

December 7, 2017

DEUTSCHE BANK SECURITIES INC.

GOLDMAN SACHS & CO. LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

c/o	Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 7, 2017 (the “Underwriting Agreement”), between the Company on the one hand and Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC acting for themselves and as representatives of the Underwriters named in Schedule I hereto (collectively, the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the General Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and the General Disclosure Package (as therein defined), and also a representation and warranty as

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of the date of this Pricing Agreement in relation to the General Disclosure Package and the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Daniel Guglielmone
Name: Daniel Guglielmone
Title: Executive Vice-President-Chief
Financial Officer

[Pricing Agreement Signature Page]

DEUTSCHE BANK SECURITIES INC.
GOLDMAN SACHS & CO. LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
WELLS FARGO SECURITIES, LLC

Deutsche Bank Securities Inc.

By:	/s/ Lourdes Fisher
Name: Lourdes Fisher
Title: Director

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

By: Goldman Sachs & Co. LLC

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

By: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Greg Wright
Name: Greg Wright
Title: Managing Director

By: Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and as Representatives of the Underwriters named in Schedule I to this Pricing Agreement.

[Pricing Agreement Signature Page]

SCHEDULE I

Principal Amount of
Underwriter	Notes
Deutsche Bank Securities Inc.	$34,563,000
Goldman Sachs & Co. LLC	34,563,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	34,562,000
Wells Fargo Securities, LLC	34,562,000
Citigroup Global Markets Inc.	5,250,000
J.P. Morgan Securities LLC	5,250,000
PNC Capital Markets LLC	5,250,000
Regions Securities LLC	5,250,000
SunTrust Robinson Humphrey, Inc.	5,250,000
TD Securities (USA) LLC	5,250,000
U.S. Bancorp Investments, Inc.	5,250,000
Total	$175,000,000

Sch. I

SCHEDULE II1

Title of Designated Securities:

3.25% Notes due 2027 (the “Designated Securities”)

Aggregate principal amount:

$175,000,000

Price to Public:

99.404% of the principal amount of the Designated Securities, plus accrued interest of $2,812,152.78 from, and including June 23, 2017 to, but excluding, the Settlement Date

Purchase Price by Underwriters:

98.754% of the principal amount of the Designated Securities, plus accrued interest of $2,812,152.78 from, and including June 23, 2017 to, but excluding, the Settlement Date

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Indenture:

Indenture, dated as of September 1, 1998, between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association, successor to First Union National Bank, as Trustee

Maturity:

July 15, 2027

Interest Rate:

3.25% per year

Interest Payment Dates:

January 15 and July 15, beginning on January 15, 2018

1 The terms of the 3.25% Notes due 2027, other than their issue date, issue price and, if applicable, first interest payment date and initial interest accrual date will be identical to the terms of and will be part of the same series as the Company’s outstanding 3.25% Notes due 2027 ($300 million of which were originally issued on June 23, 2017). (However, for U.S. federal income tax purposes the Notes offered hereby will be deemed to have the same issue date and issue price as the existing notes).

Sch. II, Page 1

Redemption Provisions:

The Designated Securities may be redeemed at any time at the Company’s option, in whole or in part, at redemption prices as described in the Prospectus Supplement and the Issuer Free Writing Prospectus

Sinking Fund Provisions:

None

Defeasance provisions:

The defeasance and covenant defeasance provisions of the Indenture apply to the Designated Securities

Applicable Time:

2:55 p.m. (Eastern time) on December 7, 2017 or such other time as agreed by the Company and the Representatives

Time of Delivery:

December 21, 2017

Closing Location:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Underwriting Agreement Section 12 Notice Information:

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Attention: Debt Capital Markets

Facsimile: (212) 797-2202

With a copy to General Counsel

Facsimile: (646) 374-1071

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Sch. II, Page 2

50 Rockefeller Plaza, NY1-050-12-01

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-8999

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Facsimile: (704) 410-0326

Attention: Transaction Management

Sch. II, Page 3